UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e)

Election of J. Thomas Hill as President and Chief Executive Officer and Director

On July 14, 2014, the board of directors (the “Board”) of Vulcan Materials Company (the “Company”) announced the election of J. Thomas “Tom” Hill as President and Chief Executive Officer of the Company and his election to the Board. Mr. Hill will assume his new roles immediately. Also effective immediately, the Company’s former President and Chief Executive Officer, Donald M. James, will serve as Executive Chairman.

Mr. Hill (55) has been with the Company since 1979, serving in a variety of operations and general management assignments of increasing responsibility. Mr. Hill was most recently the Executive Vice President and Chief Operating Officer for the Company. Prior to this, he served as Senior Vice President of the Company’s South Region. Previously, Mr. Hill was the President of the Company’s former Florida Rock Division and prior to that was President of the Company’s former Southwest Division. From 1990 to 1996, he worked for Redlands Stone Products in sales and operations management, before rejoining the Company as Vice President and General Manager of the Company’s Southwest Division. Mr. Hill is a graduate of the University of Pittsburgh and the Wharton School of Business, Executive Management Program.

In connection with the appointment, Mr. Hill’s base salary was increased to $850,000. He will also continue to be eligible for an annual bonus under the Company’s Executive Incentive Plan (“EIP”) with a target of 100% of base salary, and to participate in the Company’s 2006 Omnibus Long-Term Incentive Plan (“LTIP”) with a target of 250% of base salary. There are no arrangements or understandings between Mr. Hill and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Promotion of John R. McPherson to Executive Vice President, Chief Financial and Strategy Officer

On July 14, 2014, the Company promoted John R. McPherson (46), previously Executive Vice President and Chief Financial Officer, to the position of Executive Vice President, Chief Financial and Strategy Officer. In this new position, Mr. McPherson will retain his current responsibilities while also assuming the strategy and human resources functions of the Company.

Mr. McPherson joined the Company in 2011 as Senior Vice President for Strategy and Business Development. During 2013, he served as Senior Vice President of the East Region until his promotion to Executive Vice President and Chief Financial Officer earlier this year. Prior to joining the Company, Mr. McPherson was the Managing Partner of the Dallas office of McKinsey & Company, a global management consulting firm. Mr. McPherson also spent several years as an investment banker with Goldman Sachs & Co. He is a graduate of Stanford University, where he earned both B.S. and M.B.A. degrees.

In connection with the promotion, Mr. McPherson’s base salary was increased to $700,000, and his EIP and LTIP targets were increased to 100% and 250%, respectively, of base salary.

Election of Cynthia L. Hostetler to Board of Directors

On July 11, 2014, Cynthia L. Hostetler (51) was elected to the Board and Phillip W. Farmer (75) retired from the Board.

Ms. Hostetler currently serves on the board of directors and as a trustee for multiple mutual funds managed by Aberdeen Asset Management, an international investment advisor with over $540 billion under management. She is also a member of the board of directors of TriLinc Global Fund. From 2001 to 2009, Ms. Hostetler served as Head of Investment Funds and Private Equity at the Overseas Private Investment Corporation (“OPIC”). From May 2012 to December 2013, she served on the board of directors of Edgen Group, a global energy infrastructure company, prior to its acquisition by Sumitomo. Additionally, she served as President (1991 – 2000) and a member of the board of directors (1990 - 2006) of First Manhattan Bancorporation, a bank holding company in the Midwest. She began her career as a corporate lawyer with Simpson Thacher & Bartlett in New York. Ms. Hostetler will join the Finance and Audit committees of the Board. There are no arrangements or understandings between Ms. Hostetler and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on July 14, 2014 announcing these organizational changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Agreement with Daniel F. Sansone

On July 11, 2014, the Company entered into an Agreement (the “Agreement”) with Daniel F. Sansone, Executive Vice President – Strategy, to memorialize his current role with the Company and govern the terms of his retirement from the Company on or before December 31, 2014. The Agreement provides that the Company will pay Mr. Sansone his base salary monthly through the remainder of the calendar year. The Agreement also provides for a cash payment to Mr. Sansone prior to his retirement in an amount equivalent to the amount his payment under the Company’s Management Incentive Plan (“MIP”) would have been for work performed in 2014. Finally, the Agreement also provides for a lump-sum succession planning payment to Mr. Sansone of $750,000, payable no earlier than January 15, 2015 and subject to Mr. Sansone satisfying the terms and conditions of the Agreement. Mr. Sansone will receive the MIP-equivalent payment and the succession planning payment in the event he retires before December 31, 2014, but only if such retirement is after he turns age 62 on August 4, 2014. If Mr. Sansone is terminated for cause (as defined in the Agreement) or retires prior to his turning age 62, he will not receive the MIP-equivalent payment or the succession planning payment. The Agreement contains various restrictive covenants, including those related to confidentiality and non-disparagement, and provides that Mr. Sansone will provide, upon the Company’s request, various business consulting services following his retirement.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release dated July 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: July 14, 2014	By:	/s/ Michael R. Mills
		Name:	Michael R. Mills
		Title:	Sr. Vice President and General Counsel